Exhibit 10.1

                             RIO EXPLORATION COMPANY


January 15, 2003

Mr. John F Terwilliger, Chairman
Houston American Energy Corporation
801 Travis, Suite 2020
Houston, TX  77002

                                     Re:   Tambaqui Association Contract
                                           Rio Exploration Company/Hupecol, LLC
                                           State of Casanare, Colombia
                                           Effective Date: December 31, 1997

Dear Mr. Terwilliger,

This letter, when fully executed, shall constitute an agreement and binding contract effective January 1, 2003 (the agreement), between Rio Exploration
Company, a Texas Corporation, 8700 Crownhill Blvd., Suite 501, San Antonio, Texas 78209, represented and acting by and through and under its President, John
T. Saunders, Jr. (hereinafter referred to as "Rio"), and Houston American Energy Corporation,. a Texas Corporation, 801 Travis, Suite 2020, Houston, Texas 77002, acting under its Chairman, John F. Terwilliger (hereinafter referred to as "HAEC"). Rio and HAEC are herein collectively referred to as the "parties," and each of the terms Rio and HAEC shall also be deemed to include their respective parents or affiliates, if any.

Upon execution of this agreement, Rio being the equitable and forthcoming legal owner of a 16.38102% of one hundred percent (100%) interest in Hupecol, LLC, who is the legal owner of the Cara Cara Association Contract conveyed to Hupecol by ECOPETROL, the state-owned oil company of the Country of Colombia, dated December 31, 1997, in the State of Casanare, Colombia, has agreed to convey, transfer, and assign and by these presents has conveyed, transferred, and assigned to HAEC a twelve and one-half percent (12 %) of one hundred percent (100%) interest in Hupecol, LLC, and the Tambaqui Association Contract, composed of 36,000 hectares more or less, and to be known as the Tainbaqui Association Contract, issued by ECOPETROL and the State of Casanare.

It is also understood by the parties hereto that Hupecol, LLC, a Texas limited liability company, is in the process of forming a new limited liability company, which will be the sole owner of the Tambaqui Association Contract, of which Rio will be assigned, and be the owner of a 16.38102% of one hundred percent (100%) share of the new "Tambaqui Limited Liability Company." Upon assignment to Rio of the "Tambaqui Limited Liability Company," Rio agrees to assign to HAEC a twelve and one-half percent (12 %) of one hundred percent (100%) interest in the Tambaqui LLC, within five working days of the date assigned to Rio.


       8700 Crownhill Boulevard, Suite 501, San Antonio, Texas 78209-1130


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For  and  in consideration of three hundred and twelve thousand five hundred and no/100 U.S. dollars ($312,500.00), the receipt and sufficiency of which is hereby acknowledged and the commitment and obligation of HAEC to assume twelve and one-half percent (12 %) of the drilling and completion cost of the Tambaqui #2 well, to be commenced on or about March 15, 2003, as outlined in the AFE attached as Exhibit "A" hereto, the estimated cost of the HAEC twelve and one-half percent (12 %) interest to be one hundred and sixty eight thousand five hundred and seventy nine and 38/100 U.S. dollars ($168,579.38), Rio hereby makes this assignment.

Upon execution of this agreement by the parties hereof on or before February 1, 2003, HAEC agrees to forward a check, made payable to Rio Exploration Company, in the amount of three hundred and twelve thousand five hundred and no/100 U.S. dollars ($312,500.00), as consideration for purchasing the Rio interest. In addition, HAEC agrees to forward to Hupecol the amount of one hundred and sixty eight thousand five hundred and seventy nine and 38/100 U.S. dollars ($168,579.38) upon cash call from Hupecol.

Rio agrees to furnish HAEC with copies of all data pertinent to the Tambaqui Block, including, but not limited to, contracts, geophysical data, log data, or data requested by HAEC that is currently available to Rio and Hupecol, LLC, or generated for the benefit of the parties and shall be owned by the parties in proportion to their interest in the contract and any such party shall be entitled to copy such data. The party or parties requesting such data shall pay all cost of reproduction of such data.

This agreement shall be supplemented by a (mutually agreeable by all parties subject to the contract) Joint Development and Operating Agreement that will be attached to the new "Tambaqui Limited Liability Company" incorporating the principal terms, conditions, and provisions set forth in this agreement and such other provisions as are essential to the management and operation of the proposed LLC and Association Contract.

This agreement shall be construed and interpreted by the parties to be pursuant to the laws of the State of Texas, irrespective that all operations are being conducted in the Republic of Colombia. Jurisdiction and venue shall be applicable to the "Tambaqui Association Contract" as if the same were within the boundaries of the State of Texas and governed by the laws and statutes of the State of Texas.

Rio makes no warranties, express or implied, as to the reserves in place or the viability of the existing wellbores, or the success of the well to be drilled under said agreement The interest is sold "as is" subject to all terms, conditions, and provisions pertaining thereto.

Effective January 1, 2003, HAEC agrees to bear twelve and one-half percent (12 %) of the monthly overhead being paid by Hupecol and its owners on a month-to-month basis to cover operations and overhead attributable to this agreement. Presently, the monthly overhead to Hupecol is thirteen thousand five hundred and no/100 U.S. dollars ($13,500.00) per month, resulting in a monthly contractual overhead to HEAC effective January 1,, 2003, of one thousand six


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
hundred eighty seven and 50/100 U.S. dollars ($1,687.50) per month, plus any additional overhead expenses incurred, which shall remain in force and effect until the monthly overhead rates are adjusted by agreement between the parties.

Nothing contained in this agreement shall be deemed in any way or manner to prohibit or restrict in any way the right or freedom of any party hereto to engage in oil and gas activities outside the Tambaqui Block in Colombia, South America. However, if either party hereto enters into a geological project, such as geological mapping or other oil and gas activity and decides to go forward with an oil and gas project and enters into an association contract, both parties to this agreement agree to offer each other the right to participate for a twelve and one-half percent (12 %) working interest on or at cost basis, whether it be with the companies that are subject to this agreement or their principles or assigns for a period of five years from the date of this agreement.

If the foregoing terms and conditions are acceptable, please execute your acceptance hereof by executing duplicate originals of this agreement in the space provided below and return one original to Rio.

AGREED TO and ACCEPTED this 15th day of January, 2003.
                            ----

RIO EXPLORATION COMPANY                   HOUSTON AMERICAN ENERGY CORPORATION


By   John T. Saunders, Jr.                By: ' John F. Terwilliger
     President                            Chairman


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
                                     HUPECOL
                                P. 0. DRAWER 669
                                 BEEVITLE, TEXAS

AUTHORITY FOR EXPENDITURE # 2002-02
DATE:   10/31/02


     WELL:            TAMBAQUI #2
     COUNTRY:         COLUMBIA
     PROSPECT:        TAMBAQUI PROSPECT (offset to Tambaqui #1)
     PROPOSED DEPTH;  5500'
     LOCATION:        x=1,288,940  y=1,031,900 (900 Meters NE of Tambaqui #1)

                                                               Total
                                Acct.  Drilling  Completion  Estimated
Intangible Costs (G/L # 6010)   Codes   Costs      Costs       Costs
------------------------------  -----  --------  ----------  ---------

LOCATION COSTS:
Survey                            105     4,000                  4,000
Location & Road (w/damages)       121    52,000      50,000    102,000
Location Cleanup/Environmental    189    17,000                 17,000

DRILLING COSTS:
Drilling Overhead                 101
Permit Fees/Community
Aid/Security                      109    10,000                 10,000
Rig Mobilization                  119   100,000                100,000
Drilling               ft to      129
  12 days at $9,960.00 / Day      129   119,520     115,488    235,008
Fuel                              248     3,900       3,900      7,800
Water                             141     2,400       2,400      4,800
Drilling & Completion
Fluids/chemicals                  133    45,028       5,750     50,778
Drill Bits                        137    37,388                 37,338
Cementing Services                169    25,312      23,357     48,668
Casing Crews/Labor/Inspections    213    11,590      10,728     22,318
Surface Equip. Rental             210    50,993      23,013     74,006
Drillstring & Downhole Rental     211     3,406       1,975      5,381
Directional Drilling Services     139
Hauling & Freight/Air             206     3,600       2,400      6,000
Roustabout & Misc. Services       218     4,250       3,000      7,250
Mud & Cuttings Disposal           193
Communication Expenses            230     3,600                  3,600
Gate Guard                        215
Tubular / BOP Testing             541
Plugging Costs (if necessary)     175

EVALUATION COSTS:
Electric Logging                  149    83,550                 83,550
Mud Log Services                  145    13,920       4,140     18,060
Core & Paleo Analysis             157
Drill Stem Testing                161

COMPLETION COSTS:
Completion Unit                   181
Cased Hole Wireline Services      173                16,409     16,409
Well Testing / DST                266     7,717      51,775     59,492
Well Stimulation Treatments       177

MISC. COSTS:
Supervision                       551    25,500      18,000     43,500
Drilling Liability Ins.           573
VAT (Taxes)                       576                80,678     80,678
Contingencies                     280    62,338      27,958     90,296

                                     HUPECOL
                                 P.0. DRAWER 669
                                 BEEVILLE, TEXAS

AFE  #     2002-02
Well:      TAMBAQUI#2

                                                                                      Total
                                                     Acct.  Drilling   Completion   Estimated
TANGIBLE COSTS (G/L #1150)                           Costs    Costs       Costs       Costs
--------------------------                           -----  ---------  -----------  ----------

WELLHEAD EQUIPMENT:
Brandenhead                                            435
Casing Spool                                           435      2,494                    2,494
Tubing Spool                                           430                   6,688       6,688
Christmas Tree                                         430                  11,818      11,818

COMPLETION EQUIPMENT:
Packers                                                425      1,751        1,751       3,502
Gravel Pack & Equipment                                178                  50,000      50,000
Downhole Pump                                          482

TUBULARS:
Conductor                                              402      2,000                    2,000
Surface       500' of 9-5/8", N80 Buttr                404     10,000                   10,000
Intermediate                                           406
Liner                                                  408
Production    5500' of 7", 26# N80 Buttr               410                  82,500      82,500
Tubing        5400' of 3-1/2", 9.3# N80 EUE 8rd        415                  45,900      45,900
Sucker Rods                                            481

SURFACE EQUIPMENT:
Line Heaters                                           455
Heater Treater                                         455
Tanks                                                  440
Dehydration                                            470
Separation                                             450
Gas Mess                                               475
Flowlines                                              420
Pump Equipment (Cavity Pump)                           480                   5,800       5,800
Engines                                                483
Elec. Equipment & Power lines                          462
Misc. Valves, Fittings, Etc.                           465
Installation Costs                                     495

----------------------------------------------------------------------------------------------

          Total Tangible Costs                              $  16,245  $   204,457  $  220,702

----------------------------------------------------------------------------------------------

          GRAND TOTAL                                       $ 703,207  $   645,428  $1,348,635

----------------------------------------------------------------------------------------------

This AFE is an Estimate of Costs only. Approval of same is a commitment to pay your proportionate share of the actual costs in drilling to the objective depth specified or complete the work herein specified.